

<ARTICLE> BD
<LEGEND>
The schedule contains summary financial information extracted from the condensed consolidated financial statements and is qualified in its entirety by reference to such financial statements.

               DONALDSON, LUFKIN & JENRETTE, INC. & SUBSIDIARIES

                            Financial Data Schedule
                     (In thousands, except per share data)

</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                             SEP-30-1998
<PERIOD-END>                                  SEP-30-1998
<CASH>                                            827,502
<RECEIVABLES>                                  11,169,218
<SECURITIES-RESALE>                            20,845,439
<SECURITIES-BORROWED>                          22,221,780
<INSTRUMENTS-OWNED>                            17,210,905
<PP&E>                                            440,835
<TOTAL-ASSETS>                                 75,292,849
<SHORT-TERM>                                    1,100,360
<PAYABLES>                                     10,258,228
<REPOS-SOLD>                                   35,693,542
<SECURITIES-LOANED>                             7,641,307
<INSTRUMENTS-SOLD>                             11,343,860
<LONG-TERM>                                     3,137,104
<PREFERRED-MANDATORY>                             200,000
<PREFERRED>                                       375,000
<COMMON>                                           12,272
<OTHER-SE>                                      2,474,788
<TOTAL-LIABILITY-AND-EQUITY>                   75,292,849
<TRADING-REVENUE>                                 (99,700)
<INTEREST-DIVIDENDS>                            1,754,975
<COMMISSIONS>                                     624,900
<INVESTMENT-BANKING-REVENUES>                   1,096,655
<FEE-REVENUE>                                      74,949
<INTEREST-EXPENSE>                              1,126,793
<COMPENSATION>                                  1,704,218
<INCOME-PRETAX>                                   489,350
<INCOME-PRE-EXTRAORDINARY>                        489,350
<EXTRAORDINARY>                                         0
<CHANGES>                                               0
<NET-INCOME>                                      302,150
<EPS-PRIMARY>                                        2.42<F1>
<EPS-DILUTED>                                        2.18<F1>

<F1> Basic and diluted earnings per share amounts have been restated for the implementation of SFAS No. 128 "Earnings Per Share" and for the effect of the stock split. The restated basic and diluted earnings per share amounts at September 30, 1997 totaled $2.71 and $2.40, respectively.


